EXHIBIT 10.4

Client Contract	[GRAPHIC APPEARS HERE]

This Client Contract (as amended from time to time, the “Contract”) between Residential Funding Corporation (“GMAC-RFC”) and Crescent Mortgage Services, Inc. (the “Client”) is dated as of January 15, 2003.

Client desires to sell residential mortgage loans (“Loans”) to, and/or service Loans for, GMAC-RFC, and GMAC-RFC desires to purchase Loans from, and/or have Client service Loans for, GMAC-RFC pursuant to the terms and conditions of this Contract and the applicable Guides (as Guides is defined below).

In consideration of the above premises, and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Client and GMAC-RFC agree as follows:

1. Guides. GMAC-RFC has approved Client to sell Loans to, and/or service Loans for GMAC-RFC, under the Guide(s) checked below, which Guide(s) are incorporated by reference into this Contract (as amended from time to time, the “Guides”).

STATUS	APPLICABLE GUIDES
☐ Client Only	☒ Client Guide
☐ Servicer Only	☒ Servicer Guide
☒ Client and Servicer

Upon the execution by GMAC-RFC and Client and delivery of an addendum to this Contract, GMAC-RFC may in the exercise of its sole discretion approve Client to sell Loans to, and/or service Loans for, GMAC-RFC under other Guides than those checked above. All capitalized terms used in this Contract and not otherwise defined shall have the meanings set forth in the applicable Guides.

2. Commitment Letters. Pursuant to the applicable Guides’ terms, GMAC-RFC may offer to enter into one or more Commitment Letters with Client. By executing a Commitment Letter and delivering it to GMAC-RFC, Client agrees to abide by its terms and conditions, which terms and conditions constitute a material part of this Contract, as if set forth expressly herein.

3. Amendments and Governing Contract. This Contract and any Commitment Letter may only be amended in writing signed by both parties. The Guides may be amended only as set forth in the applicable Guide. In the case of any inconsistency between this Contract and the applicable Guide, this Contract’s terms and conditions shall control. In the case of any inconsistency between either: (i) this Contract and any Commitment Letter; or (ii) the applicable Guide and any Commitment Letter, the Commitment Letter’s terms and conditions shall control.

4. Representations and Warranties. Client hereby makes to GMAC-RFC all of Client’s representations and warranties set forth in the applicable Guides. Client also hereby covenants to GMAC-RFC that Client shall continue to comply with all of Client’s covenants and obligations set forth in the applicable Guides, each Commitment Letter, and/or this Contract. Pursuant to the terms of the applicable Guides, GMAC-RFC’s rights and remedies with respect to any breach of the above-referenced Client representations, warranties, and covenants will survive delivery and Funding of any Loan and the termination or suspension of this Contract, any Commitment Letter, any other program documents, or the applicable Guides.

5. Board of Directors Resolution. Along with the execution of this Contract, Client shall delivery to GMAC-RFC the certified resolution of its Board of Directors authorizing this Contract’s execution and delivery.

6. GMAC-RFC’s Remedies. If an event of default shall occur, GMAC-RFC may exercise, at its option, one or more of the remedies set forth in the applicable Guides.

7. Suspension and Termination. This Contract, other program documents, Commitment Letters, and any applicable

Client Contract

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Guides may be suspended or terminated as set forth in the applicable Guides.

Client Contract

GMAC-RFC (10/00)

8. Client’s Status as Independent Contractor. At no time shall Client represent that it is acting as GMAC-RFC’s agent. Client shall act, at all times, as an independent contractor.

9. Prior Agreements Superseded. This Contract restates, amends and supersedes any and all prior Contracts or agreements between the parties except that any subservicing agreement executed by Client in connection with any loan-security exchange transaction shall not be affected.

10. Assignment. Client may not assign or transfer this Contract, in whole or in part, without GMAC-RFC’s prior written consent. GMAC-RFC may sell, assign, convey, hypothecate, pledge, or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the applicable Guides with respect to any Commitment or Loan.

11. Notices. All notices, requests, demands or other communications that are to be given under this Contract shall, if to GMAC-RFC be as set forth in the applicable Guides and if to Client to the addresses and facsimile numbers specified in as set forth below.

Crescent Mortgage Services, Inc.
115 Perimeter Center Place, S-285
Atlanta, GA 30346
Attention:	John Kaminer
Facsimile Number:	770-677-7992

12. Jurisdiction and Venue. The parties submit to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, and the parties irrevocably agree that all claims may be heard or determined in such state or federal court. The parties waive the defense of an inconvenient forum and any other substantive or procedural rights or remedies it may have in any other forum. The parties agree that a final judgment in any action between the parties shall be conclusive and may be enforced in any other jurisdiction than that set forth above The parties further agree not to institute any legal actions or proceedings against the other party, or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as specified in this paragraph.

13. Miscellaneous. This Contract, including all documents incorporated by reference, constitutes the entire understanding between the parties and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any Contract provision that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota. This Contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties may execute this Contract by signing any such counterpart.

IN WITNESS WHEREOF, Client’s and GMAC-RFC’s duly authorized officers have executed this Contract as of the date first written above.

CLIENT: Crescent Mortgage Services, Inc.		RESIDENTIAL FUNDING CORPORATION

By:	/s/ Robert C. KenKnight	By:	/s/ Darrin George
	(Signature)		(Signature)

Name:	Robert C. KenKnight	Name:	Darrin George
	(Typed or Printed)		(Typed or Printed)

Director

Client Contract

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Title:	President	Title:

Client Contract

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